EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (the "Agreement") made effective as of the 15th day of December, 1999 (the "Effective Date") by and between ERIE INDEMNITY COMPANY, a Pennsylvania corporation with its principal place of business at Erie, Pennsylvania (the "Company"), and DOUGLAS F. ZIEGLER (the "Executive");

                                   WITNESSETH:

                  WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders to secure the continued employment of the Executive on the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, the Executive desires and is willing to accept employment with the Company on the terms and subject to the conditions set forth herein;

                  NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Term. The Company hereby agrees to continue the employment of the Executive and the Executive hereby agrees to continue to serve the Company pursuant to the terms and conditions of this Agreement as Senior Vice President of the Company, or in such other position with the Company of at least commensurate responsibility and authority in all material respects, for a term commencing on the Effective Date hereof and expiring on December 15, 2001, unless earlier terminated pursuant to Section 5 hereof. Notwithstanding the foregoing, the Executive shall serve in said office(s) at the pleasure of the Company's Board of Directors (the "Board of Directors") and the Executive may be removed from said office(s) at any time with or without Cause, as hereinafter defined, pursuant to Sections 5(b) or 5(d) hereof; provided that any such removal shall be without prejudice to any contract rights the Executive may have hereunder. Subject to Section 8(a)(6) and Section 8(b) hereof, this Agreement shall expire by its terms on December 15, 2001.

                  2. Duties and Responsibilities. The Executive's duties hereunder shall be those which shall be prescribed by the Company's Bylaws, as amended from time to time, and by the Board of Directors or any committee thereof from time to time and shall include such executive authority, duties, powers and responsibilities as customarily attend the office as Executive Vice President of a company comparable to the Company. The Executive shall discharge such duties consistent with sound business practices and in accordance with law and the Company's general employment policies, in each case, as in effect from time to time, in all material respects and the Executive shall use best efforts to promote the best interests of the Company. During the term of this Agreement, the Executive's position (including the Executive's status and reporting requirements), authority, duties, powers and responsibilities shall at all times be at least commensurate in all material respects with the most significant of those held, exercised or assigned to the Executive as of the Effective Date. The Executive shall devote the Executive's knowledge, skill and all of the






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Executive's  professional time,  attention and energies (reasonable absences for vacations and illness excepted), to the business of the Company in order to perform such assigned duties faithfully, competently and diligently. It is understood and agreed between the parties that the Executive may (i) engage in charitable and community activities, including serving on boards of directors or trustees of and holding other leadership positions in non-profit organizations unless the objectives and requirements of such positions are determined by the Board of Directors to be inconsistent with the performance of the Executive's duties hereunder, and, (ii) manage personal investments, so long as such activities do not interfere or conflict with the Executive's performance of responsibilities and obligations hereunder. It is expressly agreed that any such activities engaged in by the Executive as of the Effective Date shall not
thereafter  be  deemed  to  interfere  with  the  Executive's   obligations  and
responsibilities hereunder. The Executive agrees that the approval of the Board of Directors or a committee thereof shall be required before the Executive first accepts a position as director of any for-profit corporation after the date hereof.

                  3. Compensation. During the term of this Agreement, the Executive shall receive, for all services rendered to the Company hereunder, the following (hereinafter referred to collectively as "Compensation"):

                           (a) Salary. The Executive shall be paid an annual base salary at an annual rate at least equal to the annual rate being paid or payable to the Executive by the Company in the month in which the Effective Date occurs, with such increases thereafter as shall be determined from time to time to be fair and reasonable by the Board of Directors or by the Executive Compensation Committee of the Board of Directors (the "Committee") in its discretion after taking into account, among other things, the authority, duties, powers and responsibilities of the Executive's position, the Executive's performance, the Company's performance, the compensation of persons in comparable positions at the Company and at other comparable companies, and the effect of inflation. The Executive's annual base salary shall not be reduced after any such increase. The Executive's annual base salary shall be payable in equal installments in accordance with the Company's general salary payment policies, but no less frequently than bi-weekly.

                           (b) Incentive  Compensation.  The Executive  shall be
                  eligible for awards under the Company's incentive compensation plans, if any, applicable to senior executive officers of the Company or to key employees of the Company or its subsidiaries, including, but not limited to, management incentive plans and stock option plans, in accordance with and subject to the terms thereof (including any provisions providing for changes in the level of or termination of benefits thereunder), on a basis commensurate with the Executive's position and authorities, duties, powers and responsibilities.

                           (c) Employee  Benefit  Plans.  The  Executive and the
                  Executive's "dependents," as that term may be defined under the applicable employee benefit plan(s) of the Company, shall be included, to the extent eligible thereunder and subject to






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                  the terms of the plans  (including any provisions for changing the level of or termination of benefits thereunder), in all plans, programs and policies which provide benefits for Company employees and their dependents on a basis commensurate with the Executive's position and authorities, duties, powers and responsibilities including, without limitation, health
                  care  insurance,   health  and  welfare  plans,   pension  and
                  retirement plans, group life insurance plans, split dollar life insurance plans, short and long-term disability plans, survivors' benefits, executive supplemental benefits, holidays and other similar or comparable benefits made available to the
                  Company's    employees   and   senior    executive    officers
                  (hereinafter, such plans, programs and policies shall be collectively referred to as the "Erie Benefit Plans"). Such plans, programs and policies shall include, but are not limited to, the Erie Insurance Group Retirement Plan for Employees, the Erie Insurance Group Employee Savings Plan, the Erie Insurance Group Deferred Compensation Plan, the Erie Insurance Group Split Dollar Life Insurance Plan, the Erie Insurance Group Supplemental Executive Retirement Plan, and the Erie Insurance Group Health Protection, Prescription Drug, Dental Assistance and Vision Care Plans.

                           (d) Perquisites. The Executive shall be entitled to all perquisites which the Company from time to time makes available to senior executive officers of the Company. Such perquisites shall include, but are not limited to, parking, club dues, tax preparation assistance, and an annual physical examination.

                           (e) Expenses and Working Facilities. The Executive is
                  hereby authorized to incur, and shall be reimbursed by the Company for, any and all reasonable and necessary business related expenses, including, but not limited to, expenses for business travel, entertainment, gifts and similar matters, which expenses are incurred by the Executive on behalf of the Company or any of its subsidiaries, upon presentation of itemized accounts of such expenses in accordance with Company policies. The Executive shall be furnished during the term of this Agreement with offices and other working facilities in the Company's principal executive offices located in Erie, Pennsylvania (or other location of the principal executive offices within the Erie metropolitan area) and secretarial and other assistance suitable to the Executive's position and adequate for the performance of duties hereunder.

                           (f) Performance Appraisal. The Executive's performance may be evaluated by the Board of Directors or the Committee from time to time. The Executive shall be entitled to such additional remuneration, including but not limited to annual bonuses based on performance, as the Board of Directors or the Committee may, in its discretion, determine from time to time.

                  4. Absences. The Executive shall be entitled to vacations in accordance with the Company's vacation policy in effect from time to time (but in no event shall the Executive be entitled to fewer vacation days than under the Company's vacation policy as in effect on the Effective Date) and to






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absences because of illness or other  incapacity,  and shall also be entitled to such other absences, whether for holiday, personal time, conventions, or for any other purpose, as are granted to the Company's other senior executive officers or as are approved by the Board of Directors or the Committee, which approval shall not be unreasonably withheld.

                  5. Termination. The Executive's employment hereunder may be terminated only as follows:

                           (a) Expiration of Term of Office. Upon the expiration
                  of the term of the office(s) to which the Executive has been elected or appointed as set forth in Section 1 hereof, the Board of Directors may (i) determine that the Executive should not continue in such office(s) or (ii) that the Executive should not be elected or appointed to an office with duties, authorities, powers and responsibilities that are at least commensurate with those of said office(s), in either case, for reasons other than for Cause (if the reasons for such noncontinuance, nonreelection or nonreappointment constitute Cause, then Section 5(d) hereof will apply).

                           (b) By the Company Without Cause.  The Company may at
                  any time terminate the Executive's employment hereunder without Cause only by the affirmative vote of a majority of the entire Board of Directors, and upon no less than thirty
                  (30) days' prior written notice to the Executive.

                           (c) By the Executive Without Good Reason. The Executive may at any time terminate employment hereunder for any reason upon no less than thirty (30) days' written notice to the Company. Section 5(e) shall apply to any termination of employment by the Executive for Good Reason.

                           (d) By the Company For Cause. The Company may terminate the Executive's employment hereunder for Cause. In such event, the Company shall give to the Executive prompt written notice (in addition to any notice which may be required by Section 5(d)(1) hereof) specifying in reasonable detail the basis for such termination. For purposes of this Agreement, "Cause" shall mean any of the following conduct by the Executive:

                                    (1)     The   deliberate   and   intentional
                                            breach of any material  provision of
                                            this    Agreement,    which   breach
                                            Executive  shall have failed to cure
                                            within   thirty   (30)  days   after
                                            Executive's   receipt   of   written
                                            notice from the  Company  specifying
                                            the    specific    nature   of   the
                                            Executive's breach;

                                    (2)     The   deliberate   and   intentional
                                            engaging  by   Executive   in  gross
                                            misconduct  that is  materially  and
                                            demonstrably  inimical  to the  best
                                            interests, monetary or otherwise, of
                                            the Company; or






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                                    (3)     Conviction of a felony or conviction
                                            of any crime  involving  moral
                                            turpitude,  fraud or deceit.

For purposes of this definition, no act, or failure to act, on the Executive's part shall be considered "deliberate and intentional" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

                           (e) By the Executive  for Good Reason.  The Executive
                  may terminate employment hereunder for Good Reason upon providing thirty (30) days written notice to the Company after the Executive reasonably becomes aware of the circumstances giving rise to such Good Reason. For purposes of this Agreement, "Good Reason" means the following conduct of the Company, unless the Executive shall have consented thereto in writing:

                                    (1)     Material   breach  of  any  material
                                            provision  of this  Agreement by the
                                            Company, which breach shall not have
                                            been  cured  by the  Company  within
                                            thirty  (30)  days  after  Company's
                                            receipt  from the  Executive  or the
                                            Executive's  agent of written notice
                                            specifying in reasonable  detail the
                                            nature of the Company's breach;

                                    (2)     The  assignment  to the Executive of
                                            any  duties   inconsistent   in  any
                                            material     respect     with    the
                                            Executive's  position (including any
                                            reduction of the Executive's  status
                                            and     reporting     requirements),
                                            authority,    duties,    powers   or
                                            responsibilities with the Company as
                                            contemplated  by  Section  2 of this
                                            Agreement,  or any  other  action by
                                            the Company,  including  the removal
                                            of the Executive from or any failure
                                            to   reelect   or   reappoint    the
                                            Executive to the office(s) specified
                                            in  Section  2  or  a   commensurate
                                            office(s)  (other  than for  Cause),
                                            which results in a diminution of the
                                            Executive's    authority,    duties,
                                            position,     responsibilities    or
                                            status,  excluding  for this purpose
                                            any  isolated,   insubstantial   and
                                            inadvertent  action  respecting  the
                                            Executive not taken in bad faith and
                                            which  is  remedied  by the  Company
                                            within   thirty   (30)  days   after
                                            receipt of written  notice  from the
                                            Executive to the Company;

                                    (3)     The  Company's   relocation  of  the
                                            Executive   out  of  the   Company's
                                            principal  executive  offices or the
                                            relocation    of    the    Company's
                                            principal  executive  offices  to  a
                                            location     outside    the    Erie,
                                            Pennsylvania    metropolitan   area,
                                            except   for   required   short-term
                                            travel  on the  Company's  behalf to
                                            the   extent   necessary   for   the
                                            Executive  to carry  out his  normal
                                            duties  in the  ordinary  course  of
                                            business;






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                                    (4)     The failure of the Company to obtain
                                            the  assumption  in  writing  of its
                                            obligations    to    perform    this
                                            Agreement   by  any   successor   as
                                            provided  in  Section  14 hereof not
                                            less  than  five  days  prior  to  a
                                            merger,  consolidation  or  sale  as
                                            contemplated in Section 14; or

                                    (5)     A reduction in the overall  level of
                                            compensation  of the Executive.  For
                                            purposes of this  subsection  5, the
                                            following  shall  not  constitute  a
                                            reduction  in the  overall  level of
                                            compensation  of the Executive:  (i)
                                            changes  in  the  cash/stock  mix of
                                            compensation    payable    to    the
                                            Executive;  (ii) a reduction  in the
                                            overall level of compensation of the
                                            Executive resulting from the failure
                                            to achieve corporate,  business unit
                                            and/or individual  performance goals
                                            established    for    purposes    of
                                            incentive  compensation for any year
                                            or other  period;  provided that the
                                            aggregate    short-term    incentive
                                            opportunity,  when combined with the
                                            Executive's  base salary,  provides,
                                            in the aggregate, an opportunity for
                                            the  Executive  to  realize at least
                                            the    same    overall    level   of
                                            compensation  as  was  paid  in  the
                                            immediately  prior year or period at
                                            target   performance   levels;   and
                                            provided,  further, that such target
                                            performance levels are reasonable at
                                            all  times  during  the  measurement
                                            period, taking into account the fact
                                            that  one of the  purposes  of  such
                                            compensation   is  to   incent   the
                                            Executive;   (iii)   reductions   in
                                            compensation  resulting from changes
                                            to any Erie Benefit  Plan  (provided
                                            that  such  changes  are   generally
                                            applicable  to all  participants  in
                                            such Erie  Benefit  Plan);  and (iv)
                                            any combination of the foregoing.

                           (f) Disability. In the event that the Executive shall
                  be unable to perform the Executive's duties hereunder on a full time basis for a period of one hundred-eighty (180) consecutive calendar days by reason of incapacity due to illness, accident or other physical or mental disability, then the Company may, at its discretion, terminate the Executive's employment hereunder if the Executive, within ten (10) days after receipt of written notice of termination (which notice may be given before or after the end of the entire 180 day period), shall not have returned to the performance of all of his duties hereunder on a full-time basis.

                           (g)      Death.  The Executive's employment under
this Agreement shall terminate upon the Executive's death.

                           (h)      Mutual  Written  Agreement.  This  Agreement
and the Executive's employment hereunder may be terminated at any time by the mutual written agreement of the Executive and the Company.






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         6.  Compensation  in the Event of  Termination.  In the event  that the
Executive's employment hereunder terminates prior to the expiration of this Agreement for any reason provided in Section 5 hereof, the Company shall pay the Executive, compensation and provide the Executive and the Executive's eligible dependents with benefits as follows:

                           (a) Executive's Nonreelection to Office;  Termination
                  By Company Without Cause; Termination By Executive for Good Reason. In the event that the Executive's employment hereunder is terminated: (i) because the Executive does not continue in office pursuant to Section 5(a) hereof; or (ii) by the Company without Cause pursuant to Section 5(b) hereof; or (iii) by the Executive for Good Reason pursuant to Section 5(e) hereof, then in any such event the Company shall pay or provide, as applicable, the following compensation and benefits to the
                  Executive:

                                    (1)     Three (3) times the  following:  (A)
                                            the highest  annual base salary paid
                                            or payable to the  Executive  in the
                                            then  current year or any one (1) of
                                            the   three   (3)   calendar   years
                                            preceding Executive's termination of
                                            employment  hereunder;  plus  (B) an
                                            amount  equal  to  the  sum  of  the
                                            Executive's  highest  award(s) under
                                            the Company's Annual Incentive Plans
                                            for  any one  (1) of the  three  (3)
                                            calendar years preceding the date of
                                            the   termination   of   Executive's
                                            employment  hereunder (such total is
                                            referred   to  herein  as   "Covered
                                            Compensation").  Such payment to the
                                            Executive  by the  Company  shall be
                                            paid  in  a  lump  sum   unless  the
                                            Executive  elects,  and so  notifies
                                            the Company in writing  prior to the
                                            termination   of   the   Executive's
                                            employment  hereunder,   to  receive
                                            such  payment  in  three  (3)  equal
                                            annual installments. The lump sum or
                                            first  payment,  as the case may be,
                                            shall be paid within sixty (60) days
                                            after the date of the termination of
                                            the      Executive's      employment
                                            hereunder;

                                    (2)     Any awards or other  compensation to
                                            which  the   Executive  is  entitled
                                            under    any   of   the    Company's
                                            compensation  plans or Erie  Benefit
                                            Plans to the extent  not  covered in
                                            subsection (1) hereof;

                                    (3)     Any  award  to which  the  Executive
                                            would   be   entitled    under   the
                                            Company's  Long-Term  Incentive Plan
                                            as in effect on December  16,  1997,
                                            calculated  under the  provision  of
                                            that Plan as if the Executive ceases
                                            to be an  Employee of the Company by
                                            reason  of  death,   disability   or
                                            normal retirement;






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                                    (4)     Continuing coverage for all purposes
                                            (including  eligibility,   coverage,
                                            vesting  and  benefit  accruals,  as
                                            applicable),  for a period  of three
                                            (3)  years  after  the  date  of the
                                            termination      of      Executive's
                                            employment hereunder,  to the extent
                                            not   prohibited  by  law,  for  the
                                            Executive   and   the    Executive's
                                            eligible dependents under all of the
                                            Erie  Benefit  Plans in  effect  and
                                            applicable   to  Executive  and  the
                                            Executive's  eligible  dependents as
                                            of the date of  termination.  In the
                                            event that the Executive  and/or the
                                            Executive's   eligible   dependents,
                                            because    of    the     Executive's
                                            terminated status, cannot be covered
                                            or fully covered under any or all of
                                            the Erie Benefit Plans,  the Company
                                            shall   continue   to  provide   the
                                            Executive   and/or  the  Executive's
                                            eligible  dependents  with  the same
                                            level  of such  coverage  in  effect
                                            prior to  termination,  payable from
                                            the general assets of the Company if
                                            necessary.    Notwithstanding    the
                                            foregoing,  the  Executive may elect
                                            (by  giving  written  notice  to the
                                            Company prior to the  termination of
                                            employment hereunder),  on a benefit
                                            by benefit basis, to receive in lieu
                                            of continuing  coverage,  cash in an
                                            amount  equal to the  present  value
                                            (using  a 6.5%  discount  rate  over
                                            three years) of the  projected  cost
                                            to the  Company  of  providing  such
                                            benefit for such three year  period.
                                            The  aggregate  amount  of  cash  to
                                            which  the   Executive  is  entitled
                                            pursuant to the  preceding  sentence
                                            shall be payable  by the  Company to
                                            the Executive within sixty (60) days
                                            after the date of the termination of
                                            Executive's   employment  hereunder;
                                            and

                                    (5)     For a  period  of  three  (3)  years
                                            after the date of the termination of
                                            Executive's   employment  hereunder,
                                            such   perquisites   as   are   made
                                            available to the Executive as of the
                                            date   of   the    termination    of
                                            Executive's employment hereunder.

The Executive's subsequent death, disability or attainment of age 65 or any other age shall in no way affect or limit the Company's obligations under this
Section 6(a).

                           (b)  Termination  By the  Company  for Cause.  In the
                  event that the Company shall terminate the Executive's employment hereunder for Cause pursuant to Section 5(d), this Agreement shall forthwith terminate and the obligations of the parties hereto shall be as set forth in Section 8 hereof.

                           (c) Termination by the Executive Without Good Reason.
                  In the event that the Executive shall terminate employment hereunder other than for Good Reason pursuant to Section 5(c), this Agreement shall forthwith terminate and the obligations of the parties hereto shall be as set forth in Section 8 hereof.






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                           (d) Disability.  In the event that the Company elects
                  to terminate the Executive's  employment hereunder pursuant to
                  Section 5(f), the Executive shall continue to receive from the date of such termination through the expiration date of this Agreement, sixty percent (60%) of the then current annual base salary to which the Executive was entitled pursuant to Section
                  3(a)  hereof  immediately   preceding  such  termination,   in
                  accordance with the payroll practices of the Company for senior executive officers, reduced, however, by the amount of any proceeds from Social Security and disability insurance policies provided by and at the expense of the Company.

                           (e) Death. In the event of the death of the Executive
                  during the term of this Agreement, the then current annual base salary to which the Executive was entitled pursuant to
                  Section 3(a) hereof immediately preceding the Executive's death shall be paid, in twelve (12) equal monthly installments following the date of death, to the last beneficiary designated by the Executive under the Company's group life insurance policy maintained by the Company or such other written designation expressly provided to the Company for the purposes hereof or, failing either such designation, to the Executive's estate.

                           (f) Mutual Written Consent. In the event that the Executive and the Company shall terminate the Executive's employment by mutual written agreement, the Company shall pay such compensation and provide such benefits, if any, as the parties may mutually agree upon in writing.

The Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking employment or otherwise, nor shall any amounts received from employment or otherwise by the Executive offset in any manner the obligations of the Company hereunder except as specifically provided in Section 6(d) hereof.

                  7. Certain Additional Payments by the Company. Notwithstanding anything in this Agreement to the contrary, in the event it is determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, on excess parachute payments, as that term is used and defined in Sections 4999 and 280G of the Code, then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount equal to the then current rate of tax under said Section 4999 multiplied by the total of the amounts so paid or payable, including the Gross-Up Payment, which are deemed to be a part of an excess parachute payment.

                  8. Effect of Expiration of Agreement or Termination of Executive's Employment. Upon the expiration of this Agreement by its terms or the termination of the Executive's employment hereunder, neither the Company nor the Executive shall have any remaining duties or obligations hereunder except that:






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


                           (a)      The Company shall:

                                    (1)     Pay the  Executive's accrued  salary
                                            and any other accrued benefits under
                                            Sections 3(a), (b), and (c) hereof;

                                    (2)     Reimburse the Executive for expenses
                                            already  incurred in accordance with
                                            Section 3(e) hereof;

                                    (3)     Pay or  otherwise  provide  for  any
                                            benefits,  payments or  continuation
                                            or  conversion  rights in accordance
                                            with  the  provisions  of  any  Erie
                                            Benefit Plan of which the  Executive
                                            or any of the Executive's dependents
                                            is  or  was  a  participant   or  as
                                            otherwise required by law;

                                    (4)     Pay    the    Executive    and   the
                                            Executive's     beneficiaries    any
                                            compensation   and/or   provide  the
                                            Executive    or   the    Executive's
                                            eligible dependents any benefits, as
                                            the case  may be,  due  pursuant  to
                                            Section 6 or Section 7 hereof; and

                                    (5)     Unless   the   employment   of   the
                                            Executive  is   terminated   by  the
                                            Company for Cause, pay the Executive
                                            or the Executive's beneficiaries the
                                            full amount or amounts accrued under
                                            the      Supplemental      Executive
                                            Retirement  Plan of the Company (the
                                            "SERP")   as  in   effect   on   the
                                            Effective  Date (or as such benefits
                                            may  be   enhanced   by   subsequent
                                            amendments  or  supplements  to such
                                            SERP),   as   though,   solely   for
                                            purposes    of    determining    any
                                            otherwise    applicable    actuarial
                                            reduction factors,  the event of the
                                            termination      of      Executive's
                                            employment  hereunder or  expiration
                                            of this  Agreement  occurred  on the
                                            Executive's  Normal  Retirement Date
                                            as  defined  in such  SERP.  Accrued
                                            benefits  under  the  SERP  shall be
                                            fully vested and nonforfeitable upon
                                            such     termination      (including
                                            termination   on   account   of  the
                                            Executive's  death)  or  expiration.
                                            Any reductions in SERP benefits that
                                            would  otherwise  apply  pursuant to
                                            Section   10.1   of  the   Company's
                                            Retirement  Plan for  Employees  (or
                                            pursuant to any successor  provision
                                            of such plan or any successor  plan)
                                            relating  to  Section  415(b) of the
                                            Code  shall  not be  applicable  for
                                            purposes hereof. No further approval
                                            by the  Board  of  Directors  or the
                                            Committee  with  respect to payments
                                            under  the SERP in  accordance  with
                                            the  preceding  sentences  shall  be
                                            required.   Unreduced  payments  may
                                            begin  at age  55,  but in no  event
                                            would  payments  be made  under this
                                            Section 8(a)(5) before the Executive
                                            reaches  age  fifty-five  (55).  The
                                            Company   shall   purchase  for  the
                                            Executive,   naming  the   Executive
                                            and/or the Executive's  designee the






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


                                            owner,  a paid up  annuity,  from an
                                            insurer reasonably acceptable to the
                                            Executive but in any event having an
                                            A.M. Best rating of A+ or better (or
                                            other comparable rating),  that will
                                            pay to the Executive an amount equal
                                            to  the   benefit   to   which   the
                                            Executive    would    otherwise   be
                                            entitled  under the SERP and payable
                                            at the times such SERP benefit would
                                            be  payable in  accordance  with the
                                            provisions hereof. Upon the purchase
                                            and  delivery  to the  Executive  of
                                            such an annuity, the Executive shall
                                            release the Company from any further
                                            obligation   under  the  SERP.   The
                                            Company  further  agrees  to pay the
                                            Executive      immediately      upon
                                            termination,  a  cash  payment  (the
                                            "Tax Gross-up")  equal to the sum of
                                            the   following:   (i)   all   taxes
                                            (federal,  state, local, and payroll
                                            taxes) incurred and due and owing by
                                            the Executive, arising from the cost
                                            of  the  annuity  purchased  by  the
                                            Company to meet the  requirements of
                                            this Section  8(a)(5),  and (ii) any
                                            such  taxes  incurred  and  due  and
                                            owing  with  respect  to the  amount
                                            paid in (i).

                                    (6)     Continue to remain bound by the
                                            terms of Section 12 hereof.

                           (b) The Executive  shall remain bound by the terms of
                  Sections 9 and 13 hereof for a period of thirty six (36) months after the expiration of the Agreement by its terms; provided, that the Executive shall not be bound by the terms of Section 9(b) after the termination of employment (other than a termination of the Executive by the Company for Cause) if such termination occurs after the expiration of this Agreement by its terms.

                  9. Covenants as to Confidential Information and Competitive Conduct. The Executive hereby acknowledges and agrees as follows: (i) this
Section 9 is necessary for the protection of the legitimate business interests of the Company, (ii) the restrictions contained in this Section 9 with regard to geographical scope, length of term and types of restricted activities are reasonable; (iii) the Executive has received adequate and valuable new consideration for entering into this Agreement, and (iv) the Executive's expertise and capabilities are such that this obligation hereunder and the enforcement hereof by injunction or otherwise will not adversely affect the Executive's ability to earn a livelihood.

                           (a) Confidentiality of Information and Nondisclosure.
                  The Executive acknowledges and agrees that the Executive's employment by the Company under this Agreement necessarily involves knowledge of and access to confidential and proprietary information pertaining to the business of the Company and its subsidiaries. Accordingly, the Executive agrees that at all times during the term of this Agreement and at any time thereafter, the Executive will not, directly or indirectly, without the express written approval of the Company, unless directed by applicable legal authority






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


                  (including any court of competent jurisdiction, governmental agency having supervisory authority over the business of the Company or the subsidiaries, or any legislative or administrative body having supervisory authority over the business of the Company or its subsidiaries) having jurisdiction over the Executive, disclose to or use, or knowingly permit to be so disclosed or used, for the benefit of himself, any person, corporation or other entity other than the Company, (i) any information concerning any financial matters, customer relationships, competitive status, supplier matters, internal organizational matters, current or future plans, or other business affairs of or relating to the Company or its subsidiaries, (ii) any management, operational, trade, technical or other secrets or any other proprietary information or other data of the Company or its subsidiaries, or (iii) any other information related to the Company or its subsidiaries or which the Executive should reasonably believe will be damaging to the Company or its subsidiaries which has not been published and is not generally known outside of the Company. The Executive acknowledges that all of the foregoing constitutes confidential and proprietary information, which is the exclusive property of the Company.

                           (b) Restrictive Covenant. During the term of, and for
                  a period of one (1) year (the "Restrictive Period") after the termination of the Executive's employment hereunder for any reason (other than a termination of the Executive hereunder pursuant to Section 5(a), 5(b) or 5(e), hereof), the Executive shall not render, directly, or indirectly, services to any person, firm, corporation, association or other entity which conducts the same or similar business as the Company or its subsidiaries at the date of the Executive's termination of employment hereunder within the states in which the Company or any of its subsidiaries is then licensed and doing business at the date of the Executive's termination of employment hereunder without the prior written consent of the Board of Directors, which may be withheld in its discretion. In the event the Executive violates any of the provisions contained in this Section 9(b) hereof, the Restrictive Period shall be increased by the period of time from the commencement by the Executive of any violation until such violation has been cured to the satisfaction of the Company. The Executive further agrees that at no time during the Restrictive Period will the Executive attempt to directly or indirectly solicit or hire employees of Company or its subsidiaries or induce any of them to terminate their employment with the Company or any of the subsidiaries. Notwithstanding the foregoing, the performance by the Executive of rights and duties under an agency agreement with the Company shall not constitute a breach of this Section 9(b).

                           (c) Company Remedies.  The Executive acknowledges and
                  agrees that any breach of this Section 9 will result in immediate and irreparable harm to the Company, and that the Company cannot be reasonably or adequately compensated by damages in an action at law. In the event of a breach by the Executive of the provisions of this Section 9, the Company shall be entitled, to the extent permitted by law, immediately to cease to pay or provide the Executive or the Executive's






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


                  dependents any compensation or benefit being, or to be, paid or provided to the Executive pursuant to Section 3, Section 6 or Section 8 of this Agreement, and also to obtain immediate injunctive relief restraining the Executive from conduct in breach of the covenants contained in this Section 9. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach, including the recovery of damages from the Executive.

                  10. Resolution of Differences Over Breaches of Agreement. Except as otherwise provided herein, in the event of any controversy, dispute or claim arising out of, or relating to, this Agreement, or the breach thereof, or arising out of any other matter relating to the Executive's employment with the Company, the parties may seek recourse only for temporary or preliminary injunctive relief to the courts having jurisdiction thereof and if any relief other than injunctive relief is sought, the Company and the Executive agree that such underlying controversy, dispute or claim shall be settled by arbitration conducted in Erie, Pennsylvania in accordance with this Section 10 and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The matter shall be heard and decided, and awards rendered by a panel of three
(3) arbitrators (the "Arbitration Panel"). The Company and the Executive shall each select one arbitrator from the AAA National Panel of Commercial Arbitrators (the "Commercial Panel") and AAA shall select a third arbitrator from the Commercial Panel. The award rendered by the Arbitration Panel shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof. Except as provided in Section 11 hereof, each party shall bear sole responsibility for all expenses and costs incurred by such party in connection with the resolution of any controversy, dispute or claim in accordance with this Section 10.

                  11. Payment of Executive's Legal Fees. If the Executive is required to bring any action to enforce rights or to collect moneys due under this Agreement, the Company shall pay to the Executive the fees and expenses incurred by the Executive in bringing and pursuing such action if the Executive is successful, in whole or in part, on the merits or otherwise (including by way of a settlement involving a payment of money by the Company to the Executive), in such action. The Company shall pay such fees and expenses in advance of the final disposition of such action upon receipt of an undertaking from the Executive to repay to the Company such advances if the Executive is not ultimately successful, in whole or in part, on the merits or otherwise, in such action.

                  12. Severance Pay upon Termination of Employment after Expiration of the Agreement. Notwithstanding the expiration of this Agreement by its terms and notwithstanding the terms of any corporate severance policy then in effect and applicable to the Executive, if the employment of the Executive is terminated without Cause by the Company, by the Executive for Good Reason or upon the expiration of the term of the office(s) to which the Executive has been elected or appointed as set forth in Section 1 hereof (for reasons other than for Cause), in any case, within thirty-six (36) months after the expiration of this Agreement by its terms, then (i) the Company shall pay to the Executive severance compensation in an amount equal to two (2) times the Executive's Covered Compensation as determined on the date of such termination, and (ii) the






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


Executive and the Executive's eligible dependents shall be entitled to continuing coverage under the Company's then-existing group health plans
(including medical, dental, prescription drug and vision plans, if any) for a period of two (2) years after the date of the termination of the Executive's employment, to the extent not prohibited by law and subject to the terms of such plans including provisions as to deductibles and copayments and changes in levels of coverage that are generally applicable to employees. The payment to the Executive by the Company pursuant to subsection (i) of the preceding sentence shall be paid in a lump sum unless the Executive elects, and so notifies the Company in writing prior to the Executive's termination of employment, to receive such payment in two (2) equal annual installments. The lump sum or first payment, as the case may be, shall be paid within thirty (30) days after the date of termination of the Executive's employment.

                  13. Release. The Executive hereby acknowledges and agrees that neither the Company nor any of its representatives or agents will be obligated to pay any compensation or benefit which the Executive has a right to be paid or provided to the Executive or the Executive's dependents pursuant to Section 6,
Section 8 or Section 12 of this Agreement, unless the Executive, if requested by the Company in its sole discretion, executes a release in a form reasonably acceptable to the Company, which releases any and all claims the Executive has or may have against the Company or its subsidiaries, agents, officers, directors, successors or assigns.

                  14. Waiver. The waiver by a party hereto of any breach by the other party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by a party hereto.

                  15. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and the Company shall be obligated to require any successor to expressly acknowledge and assume its obligations hereunder. This Agreement shall inure to the extent provided hereunder to the benefit of and be enforceable by the Executive or the Executive's legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Executive may not delegate any of the Executive's duties, responsibilities, obligations or positions hereunder to any person and any such purported delegation shall be void and of no force and effect.

                  16. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if personally delivered or when sent by first class certified or registered mail, postage prepaid, return receipt requested--in the case of the Executive, to his residence address as set forth below, and in the case of the Company, to the address of its principal place of business as set forth below, to the attention of the Chairman of the Board, or in case the Executive is the Chairman of the Board, to the Chairman of the Compensation Committee of the Board -- or to such other person or at such other address with respect to each party as such party shall notify the other in writing.

                  17.      Construction of Agreement.

                           (a) Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

                           (b) Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                           (c) Headings. The descriptive headings of the several
                  paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

                  18. Entire Agreement. This Agreement contains the entire agreement of the parties concerning the Executive's employment and all promises, representations, understandings, arrangements and prior agreements on such subject are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person acting other than pursuant to a resolution of the Board of Directors or the Committee shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the Company's rights to terminate or to fail to extend this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Executive has hereunto set his hand all as of the day and year first above written.

ATTEST:                                     ERIE INDEMNITY COMPANY



/s/ J. R. Van Gorder                  By: /s/ F. William Hirt
    J. R. Van Gorder                          F. William Hirt
     Secretary                                 Chairman of the Board





WITNESS:

/s/ Charlotte F. Drobniewski              /s/ Douglas F. Ziegler
    Charlotte F. Drobniewski                  Douglas F. Ziegler
     Executive Secretary                      378 Ridgeview Drive
                                              Erie, PA 16505





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